Exhibit 4(d)

                       AGREEMENT AS TO EXPENSES AND LIABILITIES

                    AGREEMENT dated as of ________ ___, 1995, between Texas Utilities Electric Company, a Texas corporation ("TU Electric"), and TU Electric Capital II, a Delaware business trust (the "Trust").

                    WHEREAS, the Trust intends to issue its Common Securities (the "Common Securities") to and receive Debentures from TU Electric and to issue its ___% Trust Originated Preferred Securities, Series A (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of ________ __, 1995 as the same may be amended from time to time (the "Trust Agreement");

                    WHEREAS, TU Electric is the issuer of the Debentures;

                    NOW, THEREFORE, in consideration of the acceptance by each holder of the Preferred Securities, which acceptance TU Electric hereby agrees shall benefit TU Electric and which acceptance TU Electric acknowledges will be made in reliance upon the execution and delivery of this Agreement, TU Electric, including in its capacity as holder of the Common Securities, and the Trust hereby agree as follows:

                                      ARTICLE I

                    Section 1.01.  Assumption by TU Electric.  Subject to
                                   -------------------------
          the terms and conditions hereof, TU Electric hereby irrevocably and unconditionally assumes the full payment, when and as due, of any and all Obligations (as hereinafter defined) to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries"). As used herein, "Obligations" means any indebtedness, expenses or liabilities of the Trust, other than (i) obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be and (ii) obligations arising out of the negligence, willful misconduct or bad faith of the Trustees of the Trust. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

                    Section 1.02.  Term of Agreement.  This Agreement shall
                                   -----------------
          terminate and be of no further force and effect upon the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by TU Electric and The Bank of New York, as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

                    Section 1.03.  Waiver of Notice.  TU Electric hereby
                                   ----------------
          waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and TU Electric hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                    Section 1.04.  No Impairment.  The obligations,
                                   -------------
          covenants, agreements and duties of TU Electric under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                    (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

                    (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or


                    (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.


          There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, TU Electric with respect to the happening of any of the foregoing.

                    Section 1.05.  Enforcement.  A Beneficiary may enforce
                                   -----------
          this Agreement directly against TU Electric and TU Electric waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against TU Electric.


                                      ARTICLE II

                    Section 2.01.  Binding Effect.  All guarantees and
                                   --------------
          agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of TU Electric and shall inure to the benefit of the Beneficiaries.

                    Section 2.02.  Amendment.  So long as there remains any
                                   ---------
          Beneficiary or any Preferred Securities of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

                    Section 2.03.  Notices.  Any notice, request or other
                                   -------
          communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex), to wit:

                         TU Electric Capital II
                         c/o  [Trustee]

                           Facsimile No.:
                           Attention:

                         Texas Utilities Electric Company

                           Facsimile No.:
                           Attention:

                    Section 2.04 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS
          PRINCIPLES).

                    THIS AGREEMENT is executed as of the day and year first above written.

                                        TEXAS UTILITIES ELECTRIC COMPANY


                                        By:
                                            ----------------------------
                                             Name:
                                             Title:

                                        TU ELECTRIC CAPITAL II

                                        By:
                                            ----------------------------
                                             Wayne Patterson
                                               not in his individual
                                               capacity, but solely
                                               as Administrative Trustee


                                            ----------------------------
                                             Cathryn Hulen
                                               not in her individual
                                               capacity, but solely
                                               as Administrative Trustee


                                            ----------------------------
                                            Michael Perkins
                                               not in his individual
                                               capacity, but solely
                                               as Administrative Trustee